EXHIBIT 10.26

Amendment to Offer Letter

The offer letter dated June 11, 1999 between George Kadifa and Corio, Inc. (the "Offer Letter") is hereby amended effective July 15, 2004, as follows:

The first two (2) sentences of paragraph five (5) of the Offer Letter are hereby deleted in their entirety and replaced with the following two (2) sentences:

In the event that you are terminated involuntarily without cause, the Company shall be obligated to pay you salary continuance for up to twelve (12) months (based on the greater of your actual annual salary or a salary of $300,000 per year), provided that if you start employment at another company during this twelve (12) month period the salary continuance will cease.

Except as specifically provided herein, the remaining provisions of the Offer Letter shall remain in force. The parties, intending to be legally bound hereby, enter this Amendment to Offer Letter effective as of July 15, 2004.

CORIO, INC.

By: __/s/ Ted Schlein_________________________

Ted Schlein

For the Board of Directors

___/s/ George Kadifa__________________________

George Kadifa